UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

MEGA MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28881	88-0403762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

MEGA MEDIA GROUP, INC.
(Address of principal executive offices)

598 Broadway, 3rd Floor, New York, NY	10012
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 839-5500

FAMILY HEALTHCARE SOLUTIONS, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 9, 2007, Echo Broadcasting Group, Inc. (“Echo”), a subsidiary of Mega Media Group, Inc. (formerly Family Healthcare Solutions, Inc.) (“MMG”), amended its Time Brokerage Agreement, originally dated November 1, 2005, with Island Broadcasting Company.  In particular, Echo extended the term of the Time Brokerage Agreement through December 31, 2012 at 12:00 a.m. EST, modified the events of defaults for both Echo and Island Broadcasting Company, and converted the $170,000 escrow amount currently being held by Island Broadcasting Company into a payment from Echo to Island Broadcasting Company.  Additionally, Echo’s parent company, MMG must issue to Island Broadcasting Company 3,000,000 restricted shares of MMG’s common stock, within five business days of November 9, 2007, at the final price determined at the close of business on the day of such transfer pursuant to the revised payment schedule between Echo and Island Broadcasting Company.

Finally, the amended Time Brokerage Agreement now requires Echo to pay Island Broadcasting Company five percent of the gross receipts received by or credited to Echo and derived from advertising payments, sponsorships and other sources relating to the Station’s activities.  Echo must make such payments within sixty days following the close of each of Echo’s full fiscal quarter from October 1, 2008 through December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: November 15, 2007	By:	/s/ Aleksandr Shvarts
	Name:	Aleksandr Shvarts
	Title:	Chief Executive Officer